EXHIBIT 10.70

SECOND AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT, dated as of December 29, 2004 (the “Amendment”), to the Securities Purchase Agreement by and among FiberNet Telecom Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the execution pages thereof, dated as of December 10, 2004 (as amended by the First Amendment to the Securities Purchase Agreement, dated as of December 15, 2004, the “Agreement”), is made by and among the Company and the Purchaser. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

BACKGROUND

In consideration of the mutual promises herein contained, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby agree that the Agreement is amended to provide as follows:

1. In Exhibit A of the Agreement, the first sentence of Article V, Paragraph A of the Certificate of Designation is hereby amended to replace “First Stockholder Meeting” with “Second Stockholder Meeting”.

2. In Exhibit A of the Agreement, Article XIV, Paragraph A of the Certificate of Designation is hereby amended, restated and replaced in its entirety as follows:

“A. Cap Amount Applicable to Conversions and Payment of Dividends and Amounts Due Under the Registration Rights Agreement in Shares of Common Stock. If the Corporation is prohibited by Rule 4350(i) of the Nasdaq Stock Market, Inc., or any successor or similar rule, from issuing a number of shares of Common Stock upon conversion of Series K Preferred Stock pursuant to Article V or as payment of any Dividend or amounts due under this Certificate of Designations or the Registration Rights Agreement in shares of Common Stock pursuant to Article IV (together with any shares of Common Stock issued pursuant to the Securities Purchase Agreement or other agreements entered into in connection with the transactions contemplated thereby) in excess of a prescribed amount (the “Cap Amount”) (without stockholder approval or otherwise), then the Corporation shall not issue shares upon conversion of Series K Preferred Stock or shares of Common Stock as payment of any Dividend or amounts due under this Certificate of Designation or the Registration Rights Agreement in excess of the Cap Amount. Notwithstanding anything contained herein, the Cap Amount shall apply for as long as the Series K Preferred Stock is outstanding unless stockholder approval to exceed the Cap Amount is received. Assuming solely for purposes of this Paragraph A that such Rule 4350(i) or similar rule is applicable, the Cap Amount shall be 19.99% of the Common Stock outstanding immediately prior to the Issuance Date.

The Cap Amount shall be allocated pro rata to the holders of Series K Preferred Stock as provided in Article XV.C. In the event that, at any time from and after the Issuance Date, the Corporation is prohibited from issuing shares of Common Stock as payment of any Dividend or amounts due under the Registration Rights Agreement as a result of the operation of this Paragraph A, the Corporation shall, subject to Article XV, pay such Dividend and amounts due under the Registration Rights Agreement in cash. In the event that, at any time from and after the conclusion of the Second Stockholder Meeting (as that term is defined in the Securities Purchase Agreement), the Corporation is prohibited from issuing shares of Common Stock upon conversion of Series K Preferred Stock as a result of the operation of this Paragraph A, the Corporation shall immediately notify the holders of Series K Preferred Stock of such occurrence and each holder of Series K Preferred Stock shall thereafter, subject to Article XV, have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Redemption Notice to the Corporation, to require the Corporation to redeem for cash, at an amount per share equal to the amount calculated pursuant to Article VIII.B(ii), a number of the holder’s shares of Series K Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder’s Cap Amount is equal to one hundred percent (100%) of the total number of shares of Common Stock issuable upon conversion of such holder’s shares of Series K Preferred Stock. If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall, subject to Article XV, be entitled to the remedies provided in Article VIII.C.”

3. In Exhibit B of the Agreement, the first sentence of Section 1, Paragraph (a) of the Warrant is hereby amended to replace “First Stockholder Meeting” with “Second Stockholder Meeting”.

4. In Exhibit B of the Agreement, the first sentence of Section 10, Paragraph (a) of the Warrant is hereby amended, restated and replaced in its entirety as follows:

“If the Company is prohibited by Rule 4350(i) of the Nasdaq Stock Market, Inc., or any successor or similar rule, from issuing a number of shares of Common Stock upon exercise of this Warrant (together with any shares of Common Stock issued pursuant to other securities issued pursuant to the Securities Purchase Agreement or other agreements entered in connection therewith) in excess of a prescribed amount (the “Cap Amount”) (without stockholder approval or otherwise), then the Company shall not issue shares upon any such exercise in excess of the Cap Amount. Notwithstanding anything contained herein, the Cap Amount shall apply for as long as the Warrants are outstanding unless stockholder approval to exceed the Cap Amount is received.

5. Under Section 4(aa) of the Agreement, amendments, modifications, changes and waivers of certain provisions of the Con Ed Agreement are not permitted or given effect unless they are made with the prior written consent of the Purchasers. As a result and in order to permit the execution of this Amendment, the Purchaser, being the sole Purchaser under the Agreement, hereby consents to any and all amendments, modifications, changes and waivers by Con Ed and/or the Company of the provisions of the Con Ed Agreement (including, without limitation, any representations and warranties, covenants and conditions to Con Ed’s obligation to close under the Con Ed Agreement) solely with respect to including within the coverage of such provisions, and permitting the execution of, this Amendment and the amendments to the Agreement effected hereby.

6. This Amendment constitutes the entire agreement between the parties concerning the subject matter hereof. In the event of any conflict, ambiguity or inconsistency between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. The remainder of the Agreement shall remain in full force and effect, unamended.

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IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Amendment to be duly executed as of the date first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

PURCHASER:

SDS CAPITAL PARTNERS, LLC

By:
Name:
Title: